EXCLUSIVE LICENSE AGREEMENT
                  Between BioTime, Inc. and Abbott Laboratories


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                               TABLE OF CONTENTS


1. DEFINITIONS................................................................2


2.  LICENSE GRANT.............................................................5


3.  LICENSE FEES..............................................................6


4.  ROYALTIES.................................................................7


5.  ROYALTY AND LICENSE PAYMENTS..............................................7


6.  PRODUCT PROMOTIONAL ACTIVITIES...........................................11


7.  CLINICAL TRIALS AND REGULATORY APPROVAL - PRODUCT AND IMPROVED PRODUCT...11


9.  PATENT AND TRADEMARK MARKING.............................................14


10.  STANDBY CONTRACT MANUFACTURING AGREEMENT................................15


11.  RIGHT OF FIRST REFUSAL - NEW PRODUCTS...................................15


12.  INFRINGEMENT AND INDEMNIFICATION........................................19


13.  CONFIDENTIALITY.........................................................22


14.  TERM AND TERMINATION....................................................22


15.  REPRESENTATIONS AND WARRANTIES OF LICENSOR..............................23


16.  REPRESENTATIONS AND WARRANTIES OF ABBOTT................................24


17.  NOTICES.................................................................25


18.  ALTERNATIVE DISPUTE RESOLUTION..........................................25


19.  PUBLICITY...............................................................25


20.  APPLICABLE LAW..........................................................26


21.  ASSIGNMENT..............................................................26


22.  ENTIRE AGREEMENT........................................................26


23.  SEVERABILITY............................................................26


24.  CUMULATIVE RIGHTS AND REMEDIES..........................................27


25.  WAIVER - MODIFICATION OF AGREEMENT......................................27


EXHIBIT A  HEXTEND(R) FORMULATION............................................28

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EXHIBIT B  PATENT RIGHTS.....................................................29


EXHIBIT C  MILESTONE PAYMENTS AND SALES RELATED LICENSE FEES.................30


EXHIBIT C.1 COMPOSITION OF MATTER, MINIMUM CLAIMS............................32


EXHIBIT D  ROYALTIES.........................................................33


EXHIBIT D.1  CALCULATION OF LICENSE FEE AND ROYALTY PAYMENTS.................34


EXHIBIT E  NO VOLUME LIMITATION..............................................35


EXHIBIT F  PRODUCT STANDBY CONTRACT MANUFACTURING AGREEMENT..................36


EXHIBIT G  ALTERNATIVE DISPUTE RESOLUTION....................................38


EXHIBIT H  PRODUCT PROMOTIONAL ACTIVITIES....................................42

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                           EXCLUSIVE LICENSE AGREEMENT


         This  Agreement  is made this 23rd day of  April,  1997 by and
between   BioTime,   Inc.,  935  Pardee  Street,   Berkeley,   California  94710
("Licensor") and Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-3500 ("Abbott").

                                    Premises

This agreement defines the terms to which Abbott and Licensor agree, in order to commercialize Hextend(R) intravenous solution, which has been developed by Licensor. The process by which Abbott and Licensor may commercialize other products currently under development by Licensor, or which Licensor may develop in the future having utility in the areas of plasma volume expansion, organ preservation, blood replacement, and low temperature surgery, is also defined.

1. Definitions

         Where used in this Agreement the following terms shall have the meanings ascribed below:

         (a) "Affiliate" means any entity, except Abbott, in which Abbott owns, directly or indirectly, not less than fifty percent (50%) of such entity's assets or voting securities.

         (b) "Confidential Information" means any information including, but not limited to, ideas, proposals, plans, Know-How, reports, drawings, designs, data, discoveries, inventions, improvements, suggestions, specifications, products, samples, components and materials relating to the Product and all information relating to the manufacture, formulation, analysis, stability, pharmacology, toxicology, pathology, clinical data, results of clinical efficacy studies, clinical effects and indications for use of the Product which a party discloses to the other party except any portion thereof which:

         (i) is known to the receiving party at the time of disclosure and documented by written records made prior to the date of this Agreement;

         (ii) is disclosed to the receiving party by a Third Person who has a right to make such disclosure;

         (iii) becomes patented, published or otherwise part of the public domain as a result of acts by a Third Person through no fault of the receiving party or an Affiliate or sublicensee of the receiving party; or

         (iv) is independently developed by the receiving party without the use of Confidential Information, as evidenced by its written records.

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         (c) "Effective Date" means the date of this Agreement.

         (d) "Exclusive License" means a license whereby Abbott's rights shall be sole and exclusive and shall operate to exclude all others, including Licensor.

         (e) "FDA" means the United States Food and Drug Administration or any successor entity thereto.

         (f) "FDA Application" means any investigational new drug application, new drug application, supplemental new drug application, abbreviated new drug application, investigational device exemption, premarket approval application, 510-K application, any other application required by the FDA to test, use, market, or distribute a pharmaceutical or biological product for human use, and any amendment to any of the foregoing.

         (g) "High Molecular Weight Hetastarch" means hydroxyethyl starch, an artificial colloid derived from a waxy starch composed almost entirely of amylopectin, with hydroxyethyl ether groups introduced into the glucose units of the starch. The resultant material is hydrolyzed to yield a product suitable for the intended use. Molar substitution of hydroxyethyl ether groups is 0.7, meaning that there are 7 hydroxyethyl groups for every 10 glucose units. The average molecular weight of the resultant material is greater than 400,000.

         (h) "Improved Product" means any and all new developments or versions of the Product made by Licensor, including, but not be limited to, new therapeutic indications for Normothermic Use, and developments intended to enhance the safety and efficacy of the Product in Normothermic Use.

         (i) "Know-How" means that proprietary technology developed by Licensor for manufacturing or formulating the Product, including, but not limited to: manufacturing data; formulation or production technology; methods of synthesis, isolation and purification methods and other manufacturing information required to manufacture the Product; and that proprietary data developed by Licensor related to pharmacology, toxicology, pathology, clinical data, results of clinical efficacy studies, clinical effects and indications for use of the Product in Normothermic Use.

         (j) "Licensed Patents" means: (i) the patents and patent applications listed in Exhibit B hereto; (ii) any patent or patent application hereafter acquired by Licensor and any patent or patent application under which Licensor becomes licensed and with the right to sublicense Abbott, during the term of this Agreement regarding the Product, its manufacture, use or sale, including methods of use and screening or processes that use the Product; (iii) all patents arising from applications identified in (i) or (ii) and any divisions, continuations and continuations-in-part defined in (i) or (ii); (iv) any extension, renewal or reissue of a patent identified in (i), (ii) or (iii); and

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(v) any  continuation or divisional of any licensed  patent  application and any reissue or reexamination of any patent identified in (i) through (iv); but only to the extent that the patents identified in (i) through (v) pertain to Normothermic Use of the Product. Licensor shall promptly notify Abbott of any such patent or patent application hereafter acquired by Licensor and any patent or patent application under which Licensor becomes licensed and with the right to sublicense Abbott, and such patent or patent application shall be added to Exhibit B.

         (k) "Licensed Trademark" means Hextend(R) and any other trademark developed or acquired by Licensor for use in connection with the sale of the Product in the Territory.

         (l)  "NDA" means a new drug application submitted to the FDA.

         (m) "Net Sales" means the gross sales of the Product (including any and all Improved Products) billed to customers by Abbott or its Affiliates or sublicensees in the applicable period, less: (i) the allowances and adjustments separately and actually credited or payable to customers for spoiled, damaged, outdated and returned Product, whether during the specific royalty period or not; (ii) trade discounts earned or granted; (iii) cash discounts allowed or allowable; (iv) transportation charges, handling charges, sales taxes, excise taxes and duties, and other similar charges incurred by Abbott to the extent such charges pertain to the Product; (v) rebates and Group Purchasing Organization administrative fees granted, if any; and (vi) the cost of the High Molecular Weight Hetastarch used in the manufacture of the Product or Improved Product for sales made after all Licensed Patents have expired and a Third
Person receives a Notice of Approvability or equivalent from the appropriate regulatory authority, or otherwise lawfully markets a generic version of the Product or Improved Product, provided that the deduction shall apply only to sales of the Product or Improved Product equivalent to the generic equivalent receiving Notice of Approvability or otherwise lawfully being marketed, on a country by country basis. In the case of (ii), (iii) and (v), such discounts, rebates and fees shall be deducted from gross sales only to the extent actually granted to customers, and only to the extent granted with respect to the Product during the applicable period.

         (n) "New Product" means any product other than the Product or an Improved Product.

         (o) "Normothermic Use" means use of the Product in surgical or therapeutic procedures in which the patient's body temperature is 12 degrees Centigrade or higher.

         (p) "Product" means the pharmaceutical product generally described in Exhibit A and presently known under the trademark Hextend,(R) and any and all Improved Products covered by the Licensed Patents, which use only High Molecular Weight Hetastarch as an oncotic agent and have pharmacologic profiles and therapeutic indications normally considered medically equivalent.

         (q) "Proprietary Rights" means all of Licensor's intellectual property rights (except Licensed Patents and Licensed Trademarks) and interests in, to,

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or covering the Product, or the manufacture or use of the Product, to the extent that such property rights and interests are of such legal status and nature as to permit the same to be lawfully licensed and, without limiting the generality thereof, specifically include unpatented inventions, ideas, data, Know-How, technology, trade secrets and Confidential Information; but only to the extent that the foregoing pertain to the Use of the Product within License granted.

         (r)   "Territory"   means  the  United  States,   its  territories  and
possessions (including Puerto Rico), and Canada.

         (s) "Third Person" means any natural person, corporation, partnership, limited partnership, limited liability company, trust, association or other entity other than Abbott, an Affiliate, or Licensor.

         (t) "Total Body Washout" is the process of totally removing a patient's blood, where hematocrit drops to 5% or below.

         (u) "Valid Claim" means any claim of an issued and unexpired patent which (i) has not been held unenforceable, unpatentable, or invalid by a decision of a court or governmental agency of competent jurisdiction in the Territory, unappealable or unappealed within the time allowed for appeal, and
(ii) Licensor has not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.


2.  License Grant


         (a) Licensor hereby grants to Abbott an Exclusive License in the Territory to make, have made, use, sell, offer to sell and import the Product in packaging containing two liters of Product (net contents) or less (including any and all Improved Products) under Licensed Patents, Licensed Trademarks, and Proprietary Rights for Normothermic Use other than Total Body Washout, with the right to grant sublicenses to Affiliates and Third Persons. Such license shall be irrevocable, except as hereinafter expressly provided.

         (b) Abbott agrees not to use or permit any Affiliate or sublicensee to use any Licensed Patents, Licensed Trademarks, and Proprietary Rights for any use other than the manufacture and sale of the Product for the use described in paragraph (a) of this Article in the Territory. Abbott will not sell, have sold, or permit any Affiliate or sublicensee to sell or have sold the Product outside the Territory or for uses other than the use described in paragraph (a) of this
Article in the Territory. If any Product is sold (by or on behalf of Abbott, any of its Affiliates or sublicensees) to a Third Person that intends to resell the Product, Abbott will require such Third Person to agree not to resell the Product outside the Territory. If Abbott or any of its Affiliates or sublicensees becomes informed of a violation of that agreement by the Third Person, Abbott will notify Licensor of such violation, and Abbott will take reasonable means to enforce the Third Person's agreement, including, without limitation, by discontinuing sales to such Third Person; provided however, Abbott shall not be required to file lawsuits against Third Persons to enforce such agreements.

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         (c) Licensor retains (i) the right under Licensed Patents,  Proprietary
Rights, Licensed Trademarks, and to the Product for research, development and clinical testing of New Products, technology, Improved Products, and additional therapeutic indications of the Product inside and outside the Territory; (ii) all rights to Licensed Patents, Proprietary Rights, Licensed Trademarks, and the Product for any purpose outside the Territory, including but not limited to the right to sell, assign, transfer and license to Third Parties, and the right to make, have made, use, and sell the Product outside the Territory; and (iii) all rights to Licensed Patents, Proprietary Rights, Licensed Trademarks, and the Product, including but not limited to the right to make, have made, use, and sell the Product, inside the Territory for Total Body Washout and uses other than Normothermic Use, and the right to sell, assign, transfer and license such rights to Third Parties. If any Product is sold (by or on behalf of Licensor, any of its affiliates or sublicensees) to a Third Person that intends to resell the Product, Licensor will require such Third Person to agree not to resell the Product inside the Territory for use in any application covered by Abbott's Exclusive License. If Licensor or any of its affiliates or sublicensees becomes informed of a violation of that agreement by the Third Person, Licensor will notify Abbott of such violation, and Licensor will take reasonable means to
enforce  the  Third  Person's  agreement,   including,  without  limitation,  by
discontinuing sales to such Third Person; provided however, Licensor shall not be required to file lawsuits against Third Persons to enforce such agreements.


3.  License Fees

         In partial consideration for the license granted to Abbott hereunder, Abbott agrees to pay Licensor license fees up to an aggregate amount of $40,000,000 as follows:

         (a) Milestone payments, up to an aggregate amount of $2,500,000, as provided in Exhibit C; and

         (b) License fees of up to $37,500,000 based upon Net Sales in the Territory, as provided in Exhibit C; provided that Abbott's obligation to pay such license fees based upon Net Sales shall terminate on a product by product and country by country basis, after all Licensed Patents (other than Licensed Patents that contain no Valid Claims covering the Product or an Improved Product or use thereof) have expired, or upon a Third Person obtaining a "Notice of Approvability" or equivalent, or otherwise commencing lawful marketing, within that country, of a generic equivalent to the Product or Improved Product being marketed by Abbott.


4.  Royalties

         (a) Abbott agrees to pay to Licensor royalties based upon Net Sales of the Product or Improved Product in the Territory, as provided in Exhibit D; provided that Abbott's obligation to pay such royalties based upon Net Sales shall terminate on a product by product and country by country basis, after all Licensed Patents (other than Licensed Patents that contain no Valid Claims

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covering the Product or an Improved  Product or use thereof) have  expired,  and upon a Third Person obtaining a "Notice of Approvability" or equivalent, or otherwise commencing lawful marketing, within that country, of a generic equivalent to the Product or Improved Product being marketed by Abbott.

         (b) All sales of the Product by Abbott or any Affiliate or sublicensee shall be documented.


5.  Royalty and License Payments

         (a) Royalty and License Payment Report. Each royalty payment shall be accompanied by a statement which sets forth the following information as to each
Product: the quantity of Product sold by list number; the gross sales price; the description and amount of each cost, charge, expense or other amount deducted from the gross sales price to compute Net Sales; the Net Sales in each country of the Territory; and the exchange rate used to convert foreign currency into U.S. dollars. All currency amounts shall be expressed in United States dollars.

         (b) Royalty and License Payments -- Annualized Net Sales. Payments shall be made in United States dollars within ninety (90) days after the last day of March, June, September and December for royalties and license fees accruing on annualized Net Sales during the three (3) preceding calendar months. Payment amounts for each three month period will be determined by subtracting payments made in previous calendar quarters of the year from the amount due on Net Sales for all completed calendar quarters in the year. The procedure used to calculate payments is more fully described in Exhibit D.1. Royalties and license fees shall be determined separately, and prior or excess payments on account of one shall not be charged or credited against the other, except for excess license fees associated with Net Sales in the fourth quarter of 2006.

         (c) Exchange Rates. All payments of royalties and license fees shall be computed in United States dollars at the exchange rate prevailing in each country in the Territory at the close of the last business day of the third week next preceding the date on which royalties or license fees are payable. The exchange rates used for such conversion shall be those set forth in the Wall Street Journal, Midwest Edition.

         (d) Royalty and License Fee Payments - Place. Payments due Licensor under this Agreement shall be made by wire transfer to an account of Licensor at a bank located in the United States designated from time to time in writing by Licensor.

         (e) No Multiple Royalties. No multiple royalties shall be payable on the basis that the manufacture, use or sale of a Product is or becomes covered by more than one Valid Claim of a Licensed Patent or more than one Licensed Patent.

         (f) No Royalties Payable Between Affiliates. No royalties shall be payable on Net Sales among Abbott, its Affiliates or sublicensees or between Affiliates and sublicensees, provided that Abbott, its Affiliates and sublicensees resell to Third Persons the quantities of the Product in question.

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         (g) Records and Audit.  Abbott,  its Affiliates and sublicensees  shall keep and maintain records of sales made pursuant to the Exclusive License granted hereunder. Such records shall be open to inspection at any reasonable time within three (3) years after the royalty period to which such records relate  by a  nationally  recognized  independent  certified  public  accountant
selected  by  Licensor,   approved  by  Abbott,  which  approval  shall  not  be
unreasonably withheld, and retained at Licensor's expense. Said accountant shall sign a confidentiality agreement prepared by Abbott (which shall not prohibit disclosure of information in any Alternative Dispute Resolution (ADR) proceeding between the parties) and shall then have the right to examine the records kept pursuant to this Agreement and report the findings of said examination of records to Licensor as is necessary to (i) evidence that records were or were not maintained and used in accordance with this Agreement, and (ii) report any impropriety or inaccuracy in the determination or payment of any amount due to be paid under this Agreement. A copy of any report provided to Licensor by the independent certified public accountant shall be given concurrently to Abbott. Any underpayments by Abbott to Licensor discovered by such an audit shall be repaid with interest, at rates then prevailing for comparable commercial loans. Overpayments by Abbott may be credited against future payments due Licensor.

         (h) Payment by Affiliate. Licensor agrees that any sublicensee or Affiliate of Abbott may pay, on behalf of Abbott, any obligation of Abbott under this Agreement and that such payment, when received, shall be deemed received in lieu of payment by Abbott in satisfaction of such obligation under this Agreement. Said sublicensee or Affiliate shall make payment to Licensor in United States dollars at a bank account designated by Licensor. The royalty payment shall be converted from foreign currency to United States dollars using exchange rates and conversion dates stated in Article 5(c) above. Said sublicensee or Affiliate shall use its best efforts to convert the royalties payable on sales in any country to United States dollars; provided, however, that if conversion to and transfer of United States dollars cannot be made in any country for any reason, payment of royalties may be made in the currency of the country in which such sales are made, and deposited in an account in Licensor's name in a bank designated by Licensor in any such country.

         (i) Agreement to Contract with Affiliate or Sublicensee. Upon written request of Abbott, Licensor will contract directly with any Affiliate or sublicensee of Abbott to provide to said Affiliate or sublicensee the right and license granted hereunder in any of the Territory on substantially the same terms and conditions as those contained in this Agreement; provided that Abbott shall guarantee to Licensor full performance of such Affiliate's or sublicensee's duties and obligations under such contract. Any direct or indirect expenses borne by Licensor in such re-contracting will be reimbursed promptly by Abbott.

         (j) Royalty License Restrictions and Maximum Payments. If any country restricts the royalty rate or amount payable on account of sales of Product in such country, the amount payable hereunder shall not exceed the maximum amount payable under applicable laws, regulations or administrative rulings of such country.

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         (k) Taxes.  All taxes  assessed or imposed  against,  or required to be withheld from royalty or license payments due Licensor shall be deducted from amounts payable under this Agreement and shall be paid to appropriate fiscal or tax authorities on behalf of Licensor. Abbott shall promptly forward any receipts or other documents received by Abbott, its Affiliates and sublicensees evidencing payment of such taxes to Licensor.

         (l) Loan. Within thirty (30) days after the first sale of the Product by Abbott or any Affiliate or sublicensee, Abbott shall make an interest free loan to Licensor in an amount equal to one-quarter of the payments projected to be due for the first year of Product sales, as reflected in Abbott's marketing plans and sales projections, a copy of which shall be given to Licensor. Such loan shall be evidenced by a promissory note in form acceptable to and executed by Licensor, which promissory note shall be due and payable thirty (30) months after the date it is made, or within ninety (90) days after discontinuation of Abbott's Exclusive License for the Product, whichever occurs first. The amount due Abbott may be deducted from payments due Licensor by Abbott, at Abbott's option.

         (m) Cannibalization of Abbott Product Sales by other Licensor Products. In the event that Licensor licenses a product to a Third Person, or sells a product in the Territory that can be medically substituted for Product licensed to Abbott by Licensor, in packaging containing more than two liters (net of overfill) of product, and unless Licensor can demonstrate that the net price per liter range for substitutable product is not less than the net price per liter range for Abbott Product, then:

         (i) If Abbott demonstrates that its marketing efforts have not decreased, any reduction in Abbott sales (losses) of Product subsequent to introduction of said medically substitutable product will be assumed to be the result of cannibalization of Abbott Product sales.

         (ii)  Licensor   will   reimburse   Abbott   for  its   losses  due  to
               cannibalization, up to 50% of any royalty and license payments due Licensor for the quarter in which Abbott losses occurred.

         (iii)  All Abbott minimum Product sales will be eliminated.

         (iv) If losses continue for more than two quarters, Licensor will return 50% of the total milestone payments previously made by Abbott, within 90 days of the end of the second quarter.

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6.  Product Promotional Activities

         Abbott agrees to use the extensive sales, marketing and distribution programs and facilities of its Hospital Products Division to promote, market, distribute and sell the Product in the Territory in a manner similar to that used by Abbott Hospital Products Division for comparable products, and at prices and on other terms of sale reasonably expected to maximize Net Sales. Abbott agrees to seek input from Licensor in defining a marketing program for the Product; Abbott shall retain decision making power and management of the marketing process. In addition, Abbott and Licensor contemplate that they will engage in the activities described in Exhibit H in connection with the marketing and development of the Product and Improved Products; provided that the financial and budgetary parameters specified in Exhibit H are expressions of intent only and neither party shall be deemed to have materially breached this Agreement solely by virtue of failing to expend any such amount of funds in the manner or time described in such Exhibit.


7.  Clinical Trials and Regulatory Approval - Product and Improved Product

         (a) Licensor is, at the date of this Agreement, conducting a Phase III clinical trial of the Product (the "Phase III Trial") using High Molecular Weight Hetastarch and Product manufactured by McGaw, Inc. Abbott and Licensor desire to include Abbott manufactured Product in the Phase III Trial at the earliest date practicable. In order to accomplish this objective, Abbott will, at Abbott's sole cost and expense do all of the following (i) Abbott will manufacture and deliver to Licensor Product labeled, packaged, and manufactured under conditions suitable and in quantities needed for use in the ongoing Phase III Trial, (ii) provide Licensor with access to Abbott's drug master file and such other documentation and information pertaining to the Product as may be required to prepare or support any and all FDA Applications in connection with the actual or proposed use of Abbott manufactured Product in the Phase III Trial; (iii) perform and provide Licensor with the results of such stability tests and other analysis as may be required to include Abbott manufactured Product in the Phase III Trial; (iv) consent in writing to the use or cross-referencing of Abbott's drug master file for High Molecular Weight Hetastarch in connection with all FDA Applications in connection with the actual or proposed use of Abbott manufactured Product in the Phase III Trial and in the commercial manufacture, sale and distribution of the Product; and (v) cooperate in all commercially reasonable respects with Licensor's efforts to prepare, file and obtain approval of all FDA Applications for Abbott manufactured Product at the earliest date practicable. All information provided Licensor by Abbott shall be deemed Abbott's Confidential Information, and shall be used solely for the purpose of obtaining FDA approval for Abbott manufactured Product under the Exclusive License.

         (b) Licensor agrees to use commercially reasonable efforts to obtain any FDA approval or permission as may be required to include the Abbott manufactured Product in the Phase III Trial. Licensor agrees to disclose to Abbott the results of the Phase III Trial and the data gathered in the course of the Phase III Trial, which results and data shall be deemed Licensor's Confidential Information.

         (c) If from time to time and at any time during the term of this Agreement, Abbott and Licensor desire to commence a new clinical trial of the Product or any Improved Product, Abbott will, at Abbott's sole cost and expense, provide the services, information and Product for such new clinical trial (regardless of phase) as provided in clauses (i) through (v) of paragraph (a) of this Article with respect to the Phase III Trial. Licensor agrees to disclose to Abbott the results of such clinical trials and the data gathered in the course of such clinical trials, which results and data shall be deemed Licensor's Confidential Information.

         (d) Licensor agrees to consult with Abbott regarding the process of obtaining regulatory approval for all Product or Improved Product in the Territory, and permit Abbott to review and comment on submission content and regulatory strategy. Licensor shall retain management of the regulatory process and decision making power and shall retain the right to designate its own personnel and consultants to manage and direct such regulatory process. All regulatory approvals throughout the Territory and every improvement thereon will be in the name of and owned by Licensor.

         (e) In the event that Licensor is unable for any reason to complete its responsibilities in obtaining regulatory approval for commercial sale of Abbott manufactured Product or Improved Product in a reasonably timely manner, Abbott in its reasonable judgment may by written notice to Licensor assume responsibility for conducting such activities. Licensor will cooperate with Abbott in providing required access to all individuals, information, documents, and other materials as needed to expeditiously obtain approval and market Product or Improved Product. Licensor will execute any documents required to expeditiously obtain approval for and market Product or Improved Product. Abbott may deduct its costs incurred in conducting these activities from any future payments due Licensor by Abbott, with interest charged at rates then prevailing for commercial loans.


8.  Minimum Product Sales

         (a) Minimum Amounts - No Volume Limitation. Abbott agrees to the establishment of the following minimum Product sales targets in the Territory if the Product receives FDA approval without volume limitation as specified in Exhibit E, and subject to Abbott's option not to market the Product as provided in 8(b) below:


(Confidential Information has been omitted and filed separately with the Securties and Exchange Commission)

Abbott may, at its option, supplement payments due Licensor to make up for any shortfall between payments due on actual sales and royalty payments due on target minimums, provided that such supplemental payments shall be made at the assumed Net Sale price of $100 per liter, or the price expected to optimize Net Sales as determined by Abbott market research, whichever is less. Within thirty
(30) days after the end of each 12 month period following the commencement of Product sales, Abbott shall deliver to Licensor a report showing the total number of liters of Product sold in the Territory during such twelve month period. In the event that Abbott does not achieve target sales in the Territory or notify Licensor of its intent to make up shortfalls during such 30 day period, Licensor has the right to either of the following:

         (i) convert Abbott's Exclusive License to a non-exclusive license in the Territory at no cost to Licensor; or

         (ii) buy out and terminate Abbott's Exclusive License (in which case all of Abbott's rights under the Exclusive License shall immediately revert back to Licensor) on payment to Abbott of the amount specified in (A) or (B), as applicable:

                  (A) If Licensor exercises the right after the first anniversary of initiation of sales but before the second anniversary of initiation of sales, the payment shall be the sum total of milestone payments made to Licensor.

                  (B) If Licensor exercises the right after the second anniversary of initiation of sales, the payment shall be an amount equal to three times Net Sales of the previous twelve month period, or the sum total of milestone payments made to Licensor, whichever is greater.

If Licensor desires to exercise its rights under this paragraph (a) it may do so by giving Abbott notice to such effect not later than thirty (30) days after the later of Licensor's receipt of the report of liters of Product sold or the expiration of the thirty (30) day period in which Abbott may retain its Exclusive License by paying the shortfall in royalty payments. Abbott shall also deliver to Licensor a report of total annual Net Sales within ninety (90) days after the end of each 12 month period following the commencement of Product sales. If Licensor has exercised its rights under this paragraph (a), it shall make the payment required by (A) or (B), as applicable, thirty days after receiving such report of Net Sales.

If Abbott elects to supplement payments to make up shortfalls as described above, such payments will be due with License and Royalty payments for the calendar quarter which includes the anniversary of the initiation of sales.
Abbott's failure to achieve target sales and its election not to supplement payments shall not be a breach of this Agreement.

         (b) Decision Not to Market. Prior to the first sale of the Product, or thirty (30) days after FDA approval of the first NDA for the Product, whichever comes first, Abbott may inform Licensor of Abbott's decision not to market the

Product. If Abbott so informs Licensor, Abbott's Exclusive License shall immediately terminate and revert back to Licensor at no cost to Licensor, and Abbott agrees to manufacture for, and sell to, Licensor the Product under the Product Standby Contract Manufacturing Agreement as provided in Article 10 (a), and Abbott will do everything necessary to return to Licensor the Exclusive License. All milestone payments, as described in Article 3, owed will be paid promptly by Abbott, but Abbott shall not be obligated to make any milestone payments to Licensor for milestones that occur after notification by Abbott to Licensor of Abbott's decision not to market the Product.

         (c) If Abbott's exclusive license for the Product terminates, then Abbott shall sell to Licensor the Product under the Product Standby Contract Manufacturing Agreement as provided in Article 10.

         (d) In the event that Product receives (or is expected to receive) regulatory approval with volume limitations, parties agree to enter into good faith negotiations for Product sales targets. In the event that parties can not agree on minimum sales targets within ninety days of notification of (expected) volume limitations, unless otherwise agreed to in writing by the parties, then Licensor has the right to buy out and terminate Abbott's Exclusive License (in which case all of Abbott's rights under the Exclusive License shall immediately revert back to Licensor) on payment to Abbott of the amount equal to the sum total of all milestone payments made to Licensor by Abbott, and Abbott shall sell to Licensor the Product under the Product Standby Contract Manufacturing Agreement as provided in Article 10. In no event shall minimum sales targets be greater than those specified in paragraph (a) above.


9.  Patent and Trademark Marking

         (a) Abbott shall label or mark each Product or the Product container or package made by or on behalf of Abbott with the patent number or numbers of any issued or pending Licensed Patents. The content, form, location and language used for such marking shall be in accordance with the laws and practices of each country in which the Products are sold or the patents have issued or are pending and in accordance with Abbott's marketing preferences.

         (b) Abbott shall label or mark each Product container, package, and label with the Licensed Trademark and Licensor's name and address. All uses of a Licensed Trademark shall include (i) the symbol (R) if the Licensed Trademark is registered with the United States Patent and Trademark Office, (ii) the symbol TM if the Licensed Trademark is not registered with United States Patent and Trademark Office, (iii) such symbols or indications of trademark registration or non-registration as may be comparable under Canadian law to the symbols (R) and TM, and (iv) a statement that the Licensed Trademark is licensed from Licensor.

         (c) Abbott shall have a reasonable period of time to execute changes to patent and trademark labeling, consistent with any laws or regulations relating to changes in product labeling, and the reasonable needs of maintaining efficient manufacturing operations. Updates to patent and trademark labeling are not required to be made to manufactured product or raw materials in inventory, or which Abbott has committed to purchase.

10.  Standby Contract Manufacturing Agreement

         In the event that Abbott decides not to market Product, or Licensor exercises its option to buy out and terminate Abbott's exclusive license as provided in Article 8, Abbott and Licensor agree to enter into a mutually exclusive Standby Contract Manufacturing Agreement for Product, generally according to terms defined in Exhibit F (the "Product Standby Contract Manufacturing Agreement"). Upon the request of either party but in any event no sooner than the date of the NDA submission for the Product, Abbott and Licensor will negotiate in good faith and enter into the Product Standby Contract Manufacturing Agreement with and incorporating all of the principal terms and conditions set forth on Exhibit F. If the parties do not enter into such definitive Agreement within ninety (90) days of a request, unless the parties agree in writing otherwise, the Agreement shall be finalized by the Alternative Dispute Resolution Process of Exhibit G such that it is consistent with and incorporates all of the principal terms and conditions set forth on Exhibit F, and contains such other terms and conditions that are usual and customary for contract manufacturing arrangements in the industry, and enforceable in accordance with their terms.

11.  Right of First Refusal - New Products

         (a) Grant. Licensor grants Abbott a right of first refusal to obtain an Exclusive License in the Territory to make, have made and sell New Products that Licensor develops for use at Normothermic Temperatures in the field of plasma volume expansion. Such Exclusive License will be on substantially the same terms and conditions as this Agreement, except as otherwise provided in this Article 11.



(Confidential Information has been omitted and filed separately with the Securties and Exchange Commission)

(Confidential Information has been omitted and filed separately with the Securties and Exchange Commission)






         (d) New Product Standby Contract Manufacturing Agreement. On the request of either party, but in any case no sooner than notification by Licensor to Abbott of the first successful use of the New Product in a phase II or higher clinical trial, Abbott and Licensor will enter into negotiations for a Standby Contract Manufacturing Agreement for New Product. If a New Product Standby Contract Manufacturing Agreement is successfully negotiated, and Abbott does not exercise its right to obtain the Exclusive License in the manner and time provided in paragraph (c) above, it will contract manufacture the New Product for Licensor as provided in the Agreement negotiated. If the parties do not enter into such definitive Standby Contract Manufacturing Agreement for New
Product within ninety (90) days of a request, unless the parties agree in writing otherwise, Licensor shall be free to license the New Product to Third Persons or take any and all other actions with respect to New Product provided that:

         (i) Unless previously paid for by Licensor under the terms of paragraph
         (b) above, Licensor will reimburse Abbott for its reasonable expenses in providing materials, data and other support for clinical trials of New Product. Abbott will provide Licensor with stability study data, drug master file access, manufacturing information in the form of a batch record or its equivalent, certificates of analysis and any other documentation and information developed by Abbott which is needed by Licensor to obtain regulatory approval for its New Product.

         (ii) if Licensor offers New Product to a Third Person for license or contract manufacture on terms more favorable than those offered to Abbott, Abbott has the right to accept such more favorable terms within forty-five (45) days of notice by Licensor to Abbott. If Abbott does not exercise its rights within the 45 day period, then Abbott shall have no further rights in connection with the New Product.




(Confidential Information has been omitted and filed separately with the Securties and Exchange Commission)





         (f) Total Body Washout. During the nine month period commencing on the date Licensor notifies Abbott that a successful Total Body Washout has been performed in a phase II/III clinical trial, or the ninety day period after notification of completion of phase II clinical trials using the Product or any New Product developed by Licensor in Total Body Washout, whichever is longer, Abbott shall have the exclusive right to negotiate with Licensor for an Exclusive License to make, have made, and sell such Product or New Product in the Territory for use in Total Body Washout or at temperatures lower than Normothermic Use; provided that such right shall expire sixty (60) days after such notice from Licensor unless within such sixty (60) day period Abbott notifies Licensor of Abbott's desire to engage in such negotiations. If Abbott elects to engage in such negotiations, the parties shall negotiate in good faith. The terms and provisions of this Agreement, other than this paragraph and the provisions pertaining to royalties, shall not control the terms and conditions of any agreement pertaining to a license of such Product or New Product. If a binding, written agreement is not executed within such nine month period, Licensor shall be free to (i) use Licensed Patents, Proprietary Rights, and all other rights (excluding Trademarks already licensed to Abbott) to make, have made, and sell such Product or New Product in packaging containing more than two liters of product for use in Total Body Washout or at temperatures lower than Normothermic Use, or (ii) sell, assign, transfer and license to Third Parties Licensed Patents, Proprietary Rights, and all other rights (excluding Trademarks already licensed to Abbott) to make, have made and sell such Product or New Product in packaging containing more than two liters of product (net contents) for use in Total Body Washout or at temperatures lower than Normothermic Use, provided that if Licensor offers Total Body Washout Product to a third Person for license or contract manufacture on terms more favorable than those offered to Abbott, Abbott has the right to accept such more favorable terms within forty-five (45) days of notice to Licensor by Abbott. If Abbott does not exercise its rights within the 45 day period, then Abbott shall have no further rights in connection with such Product or New Product for use in Total Body Washout. In addition, Licensor agrees to:

        (i) exclude uses licensed to Abbott from indications requested in its regulatory applications for Total Body Washout and/or lower than Normothermic Use product, within the Territory.

        (ii) require that any party selling Total Body Washout and/or lower than Normothermic Use product within the territory agree not to promote or support use of said product for uses licensed to Abbott, on penalty of revocation of their license for said product.

        (iii) in the event that the requirements of (ii) above continue to be violated 60 days after notification to Licensor by Abbott, Licensor will revoke the license of said party, and take all actions necessary to end sale of said product by that party in the Territory.

         (g)  Expiration of Right of First Refusal.  Abbott's  rights under this
Article 11 will expire automatically at such time, if any, as Abbott ceases to have at least one of the following: (i) an Exclusive License in the Territory to make, have made and sell the Product, an Improved Product or a New Product; or
(ii) a pending, unexpired right (preserved by Abbott's performance under paragraph (b) above) to acquire an Exclusive License to a New Product upon notice to Licensor under paragraph (c) above.

         (h) Agreement Modifications on Licensing of a New Product. If a New Product is licensed by Abbott under this Agreement, the New Product will be deemed a "Product" as defined in this Agreement, and the terms "Licensed Patents," "Proprietary Rights" and "Licensed Trademarks" shall include those intellectual property rights pertaining to the New Product; provided, however, that the minimum sales targets in Article 8 shall be revised equitably by the parties in good faith, and if the parties cannot agree on such revision, the new minimum sales targets shall be determined by Alternative Dispute Resolution (as provided in Exhibit G) applying standards comparable to the those applicable to the original Product.

12.  Infringement and Indemnification

         (a) Infringement by Third Person. In the event Licensor or Abbott have reason to believe that a Third Person may be infringing or misappropriating any of the Licensed Patents or Proprietary Rights, or infringing, misappropriating or diluting any Licensed Trademark, such party shall promptly notify the other party. Licensor may, in its discretion, elect to enforce the Licensed Patents, Proprietary Rights or Licensed Trademarks, through legal action or otherwise, and Abbott agrees to reasonably cooperate with Licensor in such enforcement. At all times in any such enforcement action, Licensor and its counsel shall retain control of the litigation. Licensor shall be entitled to retain recovery which may be obtained in any lawsuit brought by Licensor. In the event Licensor elects not to enforce the Licensed Patents within three (3) months after notice of the possible infringement is given between Licensor and Abbott, Abbott may discontinue the payment in such country by 50% until such time as the infringement of the Licensed Patents ceases and/or may thereafter institute a lawsuit at its expense to prevent continuation of such potential infringement. To the extent that any award of damages or other compensation obtained by Abbott in any lawsuit brought by Abbott exceeds Abbott's direct costs of litigation, such excess shall be treated as Net Sales upon which a royalty and license fee shall be paid to Licensor. Licensor will provide reasonable cooperation with respect to any lawsuit which Abbott may bring pursuant to this Article 12.

         (b)  Alleged Infringement of Third Person Patents.

                    (i) If a claim or lawsuit is brought against Abbott alleging infringement of any patent or infringement or dilution of any trademark owned by a Third Person arising from Abbott's manufacture, use sale, offer for sale, or importing of the Product or any Improved Product or use of Proprietary Rights, Abbott shall promptly give written notice to Licensor of such claim or lawsuit and provide to Licensor all information in Abbott's possession regarding such claim or lawsuit. Within a reasonable time after receiving notice of such claim or lawsuit, but in any event within sixty (60) days after receiving such notice, Licensor shall advise Abbott of Licensor's decision as to what action it plans to take to dispose of such claim or defend such lawsuit.

                    (ii) Licensor shall defend, indemnify and hold Abbott harmless against any judgment, damage, liability, loss, cost or other expense (including reasonable legal fees) resulting from any claim or lawsuit which relates to or arises out of the alleged infringement by Abbott of any patent owned by a Third Person to the extent that the alleged infringement relates to actions covered by the Exclusive
         License granted to Abbott; provided that, Abbott shall promptly give notice to Licensor of any such claim or lawsuit, shall provide to Licensor all information in Abbott's possession regarding such claim or lawsuit, and shall provide Licensor such reasonable assistance as Licensor may, from time to time, reasonably request; provided, that

         Licensor shall have no obligation to indemnify or defend Abbott against any claim or lawsuit pertaining to Abbott's use of any technology, method, process, device, or equipment in connection with manufacturing or packaging that was developed by Abbott or obtained by Abbott from a Third Person. Furthermore, if Licensor notifies Abbott to discontinue manufacturing and/or selling any product because of a potential infringement, then any liability for such infringement following such notice shall be solely for Abbott's account and shall not be indemnified by Licensor. Net sales of any product after date of such notification will not be included in any calculations of payments due Licensor. Licensor, at its option and expense, may dispose of such claim or may conduct the defense of such lawsuit. Licensor's liability to Abbott for indemnification with respect to any and all infringement claims or lawsuits shall not exceed the aggregate amount of all license fees and royalties previously paid to Licensor by Abbott.

                    (iii)  If  Licensor  disposes  of a claim  or  conducts  the defense of a lawsuit for which it is obligated to indemnify Abbott pursuant to Article 12 (b)(ii) without directing Abbott to discontinue manufacture or sale of product, there shall be no abatement of the applicable royalties payable for such Product or Improved Product in the country where such claim or lawsuit is brought during the pendency of such disposition or lawsuit or any appeal taken from it. If Licensor elects not to dispose of such claim or defend such lawsuit, Abbott may defend the claim or lawsuit. For purposes of Abbott's conduct of the disposition or defense, Licensor shall furnish to Abbott such reasonable assistance as Abbott may need and from time to time reasonably request. If Abbott takes on the disposition of a claim or defense of a lawsuit for which Licensor is obligated to indemnify
         Abbott pursuant to Article 12(b)(ii), then the payments for such Product in such country, which would otherwise be payable to Licensor hereunder, shall be reduced by 50% during the pendency of such lawsuit or any appeal taken from it. Upon final resolution of the above described claim, lawsuit and/or appeal, Abbott shall resume paying Licensor any royalties or license payments payable hereunder, but in no event shall Abbott be liable for back royalties or license payments hereunder.

                    (iv) If Abbott becomes obligated to pay royalties to any Third Person, in order to make, have made, or sell the Product in the Territory, said royalties shall be creditable against royalties otherwise payable to Licensor hereunder; provided, that no such credit shall be allowed with respect to any royalty paid for the use of any technology, method, process, device, or equipment in connection with manufacturing, packaging or any container or delivery system, or the use of any trademark, that was developed by Abbott, any Affiliate or any sublicensee or obtained from a Third Person.

         (c) By Licensor. Licensor shall defend, indemnify and hold Abbott harmless against any liability, damage, loss, cost or expense, including reasonable legal fees ("Liability") arising out of or resulting from: (i) any Third Person claims or lawsuits made or brought against Abbott, any Affiliate or sublicensee, or any of their respective employees, agents or contractors, to the extent such Liability arises out of or relates to negligence or willful misconduct of Licensor, or any of its employees, agents or contractors, with regard to clinical trials or testing of the Product or any Improved Product, the preparation and filing of FDA Applications, the maintenance of NDAs, product labeling, reporting required by the FDA, or any other negligent or wrongful act or omission of Licensor: (ii) any failure of Licensor or any of its employees, agents or contractors to comply with any applicable law, rule or regulation and
(iii) Licensor's breach of, or failure to comply with any representations, warranties, covenants or obligations of this Agreement.

         (d) By Abbott. Abbott shall defend, indemnify and hold Licensor harmless against any liability, damage, loss, cost or expense, including reasonable legal fees ("Liability"), arising out of or resulting from: (i) any Third Person claims or lawsuits made or brought against Licensor, or any of its employees, agents or contractors, to the extent such Liability arises out of or relates to negligence or willful misconduct of Abbott, any Affiliate or sublicensee, or any of their respective employees, agents or contractors, with regard to the manufacture, use, testing, storage, promotion, shipment, handling, labeling, distribution or sale of, or other negligent or wrongful act or omission with respect to, the Product, any Improved Product, or any container, packaging or delivery system of the Product or any Improved Product, or the use of the Proprietary Rights; (ii) any failure of Abbott, any Affiliate or sublicensee, or any of their respective employees, agents or contractors to comply with any applicable law, rule or regulation; or (iii) Abbott's breach of, or failure to perform or comply with, any of its representations, warranties, covenants and obligations under this Agreement.

         (e) Conditions to Indemnification. The agreement of the parties to indemnify each other, as provided in this Article 12, is conditioned upon the indemnified party's obligation to: (i) advise the indemnifying party (If Abbott:
Abbott  Laboratories,  100 Abbott Park Road, Abbott Park,  Illinois  60064-3500,
Attention: Risk Management, D-317; and if Licensor: BioTime, Inc., 935 Pardee Street, Berkeley, California 94710, Attention: President) of any claim or lawsuit, in writing, within five (5) days after the indemnified party has received notice of said claim or lawsuit or within such a time frame as not to materially prejudice the rights of the indemnifying party and (ii) assist the indemnifying party and its representatives in the investigation and defense of any claim and/or lawsuit for which indemnification is provided. The agreement of the parties to indemnify each other shall not be valid as to any settlement of a claim or lawsuit or offer of settlement or compromise without the prior written approval of the indemnifying party.

         (f) Limit on Consequential Damages. Notwithstanding any other provision of this Agreement, neither party shall be liable to the other for any consequential, incidental, special or indirect damages whatsoever, unless they are allowed Third Person damages against which one party is to indemnify the other.

13.  Confidentiality


         (a) Confidentiality. Neither party shall use or disclose any Confidential Information received by it pursuant to this Agreement without the prior written consent of the other. This obligation will continue for a period of three (3) years after expiration or prior termination of this Agreement. If a party received Confidential Information from the other party, the receiving party shall maintain and protect the secrecy of such Confidential Information in a manner consistent with the manner in which the receiving party protects its own Confidential Information.

         (b) Disclosure. Nothing contained in this Article shall be construed to restrict the parties from disclosing Confidential Information as required:

                    (I)    For regulatory, tax or customs reasons;

                    (ii)   For audit purposes;

                    (iii) By Court order or other government order or request as long as reasonable efforts have been made to assure its confidentiality or the other party is timely notified to make such efforts; or

                    (iv)   To perform acts permitted by this Agreement.


14.  Term and Termination

         (a) Term. Unless otherwise terminated as herein provided, this Agreement shall commence on the Effective Date and shall expire on a product by product and country-by-country basis in the Territory upon expiration of Abbott's obligation to pay Licensor royalties for Net Sales of that product. Abbott agrees not to market a generic equivalent of any Product or Improved Product in the Territory before the expiration of this Agreement.

         (b) Early Termination. A party may terminate this Agreement (including all Exclusive Licenses) by giving to the other party sixty (60) days prior written notice as follows:

               (i)  Upon the bankruptcy or the insolvency of the other party; or

               (ii) Upon the  breach  of any  material  provision  of this
                    Agreement by the other party if the breach is not cured within sixty (60) days after written notice thereof to the party in default.

         (c)  Consequences of Termination.

                    (i) Survival of Liability. Termination, expiration, cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement.

                    (ii) Return of Confidential Information. Upon termination of this Agreement for any reason before the expiration of the Licensed Patents or the expiration of the Agreement, each party shall, upon request by the other party, return to the requesting party all copies of the requesting party's Confidential Information and shall make no further use thereof.

         (d) Fully Paid-Up License. Upon expiration of Abbott's obligation to pay Licensor royalties for a Product or Improved Product, on a country by country and product by product basis, Abbott's license under the Licensed Patents and Proprietary Rights shall become fully paid-up and irrevocable for that product and in that country.


15.  Representations and Warranties of Licensor

         Licensor represents and warrants that:

         (a) Licensor has the full right and power to perform the obligations and grant the Exclusive License set forth in this Agreement, and there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement;

         (b) The Licensed Patents and/or Proprietary Rights have not knowingly been obtained through any activity, omission or representation that would significantly limit or destroy the validity of the Licensed Patents and/or Proprietary Rights, and the Licensor has no knowledge or information that would materially adversely impact the validity and/or enforceability of the existing Licensed Patents and/or Proprietary Rights;

         (c) To the best of Licensor's knowledge, there are no actions, threatened or pending, before any court relating to the Licensed Patents and/or Proprietary Rights;

         (d) Licensor has not authorized others to practice the Licensed Patents and/or Proprietary Rights;

         (e) Licensor owns and possesses all right, title and interest in and to the Licensed Patents and/or Proprietary Rights and, to the best of Licensor's knowledge, no Third Person has acquired, owns or possesses any right, title or interest in or to the Licensed Patents and/or Proprietary Rights;

         (f) Licensor has no agreement with any Third Person which (i) gives any rights to such Third Person, or (ii) imposes obligations upon Licensor which, in either case, would adversely affect the rights of Abbott or the obligations of Licensor under this Agreement;

         (g) Exhibit B lists all United States and Canadian patents issued and patent applications filed by Licensor on or before the Effective Date within the scope of the Licensed Patents and hence subject to this Agreement, and all of the inventors named in the patents and patent applications listed in Exhibit B have assigned, or are under an obligation to assign, to Licensor all of their right, title and interest in the inventions claimed; and,

         (h) This Agreement has been duly authorized, executed and delivered by Licensor and is the valid and binding agreement of Licensor, enforceable in accordance with its terms.


16.  Representations and Warranties of Abbott

         Abbott represents and warrants that:

         (a) This Agreement has been duly authorized, executed and delivered by Abbott and is the valid and binding agreement of Abbott, enforceable in accordance with its terms.

         (b) The execution and delivery of this Agreement does not, and manufacture and sale of the Product by Abbott will not (a) violate the terms of any order, writ or decree of any court or judicial or regulatory authority or body, or (b) conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any contract, license, or agreement to which Abbott or any Affiliate is a party, or which is or purports to be binding upon Abbott or any Affiliate, or upon any of the properties or assets of Abbott or any Affiliate.

         (c) Abbott has no knowledge or information that would lead Abbott to believe that the existing Licensed Patents and/or Proprietary Rights are not valid or enforceable;

         (d) Abbott has or will maintain access to a supply of High Molecular Weigh Hetastarch sufficient to meet market demand for the Product.

         (e)  Abbott has or will  maintain  access to  manufacturing  facilities
capable  of  producing  a  sufficient  quantity  of  the  Product,   under  good
manufacturing practices, to meet market demand.

         (f) Abbott, its Affiliates and sublicensees, and their respective employees, agents and contractors, will manufacture the Product under good manufacturing practices, in compliance with all applicable laws, statutes, rules and regulations.

         (g) Abbott, its Affiliates and sublicensees will distribute, market, sell, transport and dispose of the Product in compliance with all applicable laws, statutes, rules and regulations.

         (h) Abbott shall provide Licensor promptly in writing all adverse events and safety data which Abbott or its Affiliates or sublicensees obtain concerning the Product and Improved Products.

17.  Notices

         All notices given under this Agreement shall be in writing and shall be delivered personally, by facsimile confirmed by postage prepaid first-class mail, by over-night or next business day air courier, or by postage prepaid certified mail to the following addresses of the respective parties:

         Abbott Laboratories
         100 Abbott Park Road
         Abbott Park, Illinois  60064-3500
         Attention:  General Counsel

         With copy to:  President, Hospital Products Division

         BioTime, Inc.
         935 Pardee Street
         Berkeley, CA  94710
         Attention: President

         With copy to: Chief Financial Officer

         Notices shall be effective upon receipt if personally delivered or delivered by facsimile or air courier, or on the third business day following the date of mailing. A party may change its address and designates listed above by notice to the other party.


18.  Alternative Dispute Resolution

         The parties recognize that bona fide disputes may arise which relate to the parties' rights and obligations under this Agreement. The parties agree that any such dispute shall be resolved by Alternative Dispute Resolution (ADR) in accordance with the procedures set forth in Exhibit G.


19.  Publicity

         The parties agree that subsequent to the execution of this Agreement, a press release approved by both parties will be issued. Except for such press release and periodic disclosures required by law or regulation or in the ordinary course of its SEC filings, neither party shall (i) originate any publicity, news release or other public announcement, written or oral, whether to the public press, stockholders or otherwise, relating to this Agreement, any amendment hereto or performance hereunder, or (ii) use the name of the other in any publicity, news release or other public announcement, except (a) with the prior written consent of the other party, or (b) as required by law, in which case the originating party will give to the other party at least seven (7) days prior notice of such proposed disclosure to complete a review in order to offer comments and modifications. Consistent with applicable law, the other party will have the right to request reasonable changes to the disclosure to protect its interests. In all other cases, the originating party shall give the consenting party at least fourteen (14) days to complete a review in order to offer comments, modifications or to give such consent. The party required to give consent shall endeavor to respond in less than fourteen (14) days if practicable.


20.  Applicable Law

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, regardless of the choice of law principles of California or any other jurisdiction.


21.  Assignment

         Neither party shall assign this Agreement or any part thereof without the prior written consent of the other party; provided, however, that without the consent of the other party (a) Abbott may assign this Agreement to a wholly owned Abbott subsidiary; provided that under the terms of such assignment this Agreement or the rights and obligations so assigned shall revert back to Abbott immediately before Abbott's disposition of a controlling interest in such subsidiary, (b) Licensor may assign this Agreement to a wholly owned subsidiary of Licensor; provided that under the terms of such assignment this Agreement or the rights and obligations so assigned shall revert back to Licensor immediately before Licensor's disposition of a controlling interest in such subsidiary, (c) Licensor may assign its rights to receive license fees or royalty payments, and
(d) either party may assign or sell its rights and obligations under this Agreement in connection with the transfer or sale of substantially its entire business to which this Agreement pertains (which in the case of Abbott means its hospital products division) or through a merger or consolidation with another company. Any permitted assignee (other than an assignee of a right to receive payments due Licensor) shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any obligation which such party has hereunder.


22.  Entire Agreement

         This Agreement and the Exhibits constitute the entire agreement between the parties concerning the subject matter hereof and supersede all written or oral prior agreements or understandings with respect thereto. No course of dealing or usage of trade shall be used to modify the terms and conditions hereof.


23.  Severability

         This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable laws, governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall be modified so as to conform to the applicable requirements, and this Agreement shall be modified by the parties so as to accomplish as nearly as possible the original intention of the parties consistent with applicable laws and regulations.


24.  Cumulative Rights and Remedies

         The rights, powers, and remedies given to each party under this Agreement shall be cumulative and in addition to all rights, powers, and remedies given to such party by virtue of any statute or rule of law. The exercise or existence of any right or remedy under this Agreement shall not preclude the exercise of any other right or remedy or constitute an election of remedies, and any forbearance or failure or delay in exercising any right, power, or remedy shall not preclude the further exercise thereof or any other.


25.  Waiver - Modification of Agreement

         No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of the party to be charged. Failure or delay by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

         The parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their duly authorized representatives on the date first above written.


ABBOTT LABORATORIES                 BIOTIME, INC.



By:____________________________     By:___________________________

Title:_________________________     Title:________________________

                                  BIOTIME, INC.

                                       AND

                               ABBOTT LABORATORIES

                           Exclusive License Agreement

                        Exhibit A Hextend(R) Formulation



(Confidential information has been omitted and filed separately with the Securities and Exchange Commission)

                                  BIOTIME, INC.

                                       AND

                               ABBOTT LABORATORIES

                           Exclusive License Agreement

                             Exhibit B Patent Rights

United States Patent 5,407,428
         Solutions for Use as Plasma Expanders and Substitutes

United States Serial Number 08/253,384, filed 6/3/94
         "Plasma-Like Solution"

United States Serial Number 08/364,699, filed 12/28/94
         "Plasma Expanders and Blood Substitutes"

Canadian Patent Application Serial Number 2,066,374, filed 4/17/92
         "Solutions"

Canadian Patent Application Serial Number 2,164,321, filed 6/3/94
         "Plasma Like Solution"

                                  BIOTIME, INC.

                                       AND

                               ABBOTT LABORATORIES

                           Exclusive License Agreement

           Exhibit C Milestone Payments and Sales Related License Fees


Milestone Payments:

         The following milestone payments are due within forty-five (45) days after Licensor gives Abbott notice of achievement of the milestone:

1.   On signing of this agreement, $1,000,000

2. On verification to Abbott of payment by Licensor of the issue fee for USSN 253,384 having at a minimum claims directed to the composition of matter described in Exhibit C.1., $400,000. Provided however, that in the event that the patent does not issue within nine (9) months from the date on which the issue fee was paid, Abbott will withhold $400,000 from future payments due Licensor until the issuance of the patent.

3. On notification to Abbott of submission of an NDA for Abbott manufactured Product for FDA approval, $250,000

4. On notification to Abbott of FDA approval of an NDA for Abbott manufactured Product, $250,000

5. If the above approval contains no language implicitly or explicitly limiting maximum dosage as described in Exhibit E, $500,000 (which $500,000 shall be in addition to the $250,000 under paragraph 4)

6.   On first sale of Product under this agreement, $100,000

Sales Related License Fees

     Licensee will pay Licensor up to $37.5 Million dollars in sales related license fees calculated as follows:

1. For every year in which Net Sales equal or exceed $30 Million, an amount equal to 10% of Net Sales for such year.

2. For every year in which Net Sales are between $15 Million and $30 Million, an amount equal to 5% of Net Sales for such year.

3. No sales related license fees shall be are due for sales made after January 1, 2007.

                                  BIOTIME, INC.

                                       AND

                               ABBOTT LABORATORIES

                           Exclusive License Agreement

                Exhibit C.1 Composition of Matter, Minimum Claims





(Confidential Information has been omitted and filed separately with the Securities and Exchange Commission, 2 pages)

                                  BIOTIME, INC.

                                       AND

                               ABBOTT LABORATORIES

                           Exclusive License Agreement

                               Exhibit D Royalties


Royalties

Licensee will pay Licensor royalties at least equal to 5%, but no more than 36% of Net Sales during the term of this Agreement, determined as follows:

1. Royalty percentage rate is equal to 5.0% plus an additional 0.22% for every million dollars of annual Net Sales

2. Royalties are equal to the royalty percentage rate determined in 1. above, multiplied by annual Net Sales.

                                  BIOTIME, INC.

                                       AND

                               ABBOTT LABORATORIES

                           Exclusive License Agreement

           Exhibit D.1 Calculation of License Fee and Royalty Payments


In determining royalties and license fees payable based upon annualized Net Sales for each three month period (calendar quarter), the following procedure shall apply:

         (i) the sum of actual Net Sales for the applicable calendar quarter plus actual Net Sales for all previous calendar quarters of the calendar year shall be divided by a fraction, the numerator of which is the number of months that have elapsed in the calendar year, and the denominator of which is 12;

         (ii) the amount determined in (i) shall be multiplied by applicable royalty rate shown on Exhibit D or license fee rate shown on Exhibit C, as applicable;

         (iii) the amount determined in (ii) shall be multiplied by a fraction, the numerator of which is the number of months that have elapsed in the calendar year, and the denominator of which is 12; and

         (iv) the sum of all royalties or license fees, as applicable, previously paid on account of Net Sales for such calendar year shall be deducted from the amount determined in (iii).

If the amount payable in accordance with the previous sentence is a negative number after the fourth quarter of a calendar year, the amount of such excess payment shall be credited against royalty or license fees, as applicable, payable by Abbott during the next calendar year. Payments made (or due to be made) during the first quarter of a calendar year on account of Net Sales for the previous calendar year shall not be included in determining royalty or license fees paid on account of Net Sales for a calendar year.

                                  BIOTIME, INC.

                                       AND

                               ABBOTT LABORATORIES

                           Exclusive License Agreement

                         Exhibit E No Volume Limitation





(Confidential information has been omitted and filed separately with the Securities and Exchange Commission)

                                  BIOTIME, INC.

                                       AND

                               ABBOTT LABORATORIES

                           Exclusive License Agreement

           Exhibit F Product Standby Contract Manufacturing Agreement



(Confidential information has been omitted and filed separately with the Securities and Exchange Commission)



         3. Unit price of the Product (separate from the price of the High Molecular Weight Hetastarch) will be adjusted for inflation based upon the Producer Price Index, Pharmaceutical Preparations, ethical (Prescription) commodity code 06-35, issued by the Bureau of Labor Statistics, U.S. Department of Labor, , with the base year beginning January 1, 1997.

         4. The minimum annual quantity to be produced by Abbott and purchased by Licensor is 100,000 units; provided, that Licensor shall not be obligated to purchase any quantity during any calendar year in which Abbott's Exclusive License is in effect.


(Confidential information has been omitted and filed separately with the Securities and Exchange Commission)

         6. The foregoing price terms apply through the year 2010. After the year 2010, either party may request good faith renegotiation of the contract manufacturing price. If the parties cannot agree on a new price, the price will be determined through Alternative Dispute Resolution per Exhibit G.

         7. Price applies to Product contained in Abbott's standard vinyl IV bag. If a major change in the container or manufacturing process is required by a party with regulatory authority (meaning a change in container design or manufacturing process of significant magnitude to require prior approval by a regulatory body), Abbott and Licensor will negotiate a new price arrangement in good faith, and if the parties cannot agree on such price arrangement, it shall be determined by Alternative Dispute Resolution (as provided in Exhibit G) which shall fairly and equitably allocate the actual cost increase resulting from such FDA mandated change.

         8. Abbott agrees, in the Territory, to contract manufacture Product or Improved Product only for Licensor. Licensor agrees to contract only with Abbott for manufacture of Product or Improved Product for sale in the Territory. Licensor will not license any other manufacturer to make a product for sale in the Territory which is being manufactured by Abbott for Licensor, so long as Abbott is able to meet market demand.

         9. The contract manufacturing agreement can be terminated either by Abbott or Licensor five years after the agreement has gone into effect or any time thereafter, provided two years notice has been provided to the other party, or at any time by mutual consent of Abbott and Licensor.

                                  BIOTIME, INC.

                                       AND

                               ABBOTT LABORATORIES

                           Exclusive License Agreement

                    Exhibit G Alternative Dispute Resolution


The parties recognize that bona fide disputes as to certain matters may arise from time to time during the term of this Agreement which relate to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units (all references to "days" in this ADR provision are to calendar days).

If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

       (a)      The CPR shall submit to the parties a list of not less than five
                (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

       (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

       (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

       (d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

       (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

       (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

       (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

       (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

       Except as expressly set forth in subparagraphs 4(a) - 4(d) and except that each party shall be entitled to take up to five (5) depositions (lasting no longer than three (3) hours per deposition), no discovery shall be required or permitted by any other means, including interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

       (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

       (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

       (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

       (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments. Where absolutely necessary for the convenience of a witness, that witness may give testimony via electronic media, provided that the testimony is not pre-recorded.

       (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

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

7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling. The neutral shall not have the power to award punitive damages under this Agreement. Any award of punitive damages is expressly prohibited.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

       (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

       (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.


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


                                  BIOTIME, INC.

                                       AND

                               ABBOTT LABORATORIES

                           Exclusive License Agreement

                    Exhibit H Product Promotional Activities

       1. In connection with the introduction of the Product to the medical market place, Abbott will: (i) conduct marketing studies and consult with Licensor in connection with the design, scope and method of conducting such studies; and (ii) provide all technical and medical product support necessary to commence and maintain sales and marketing of the Product. Abbott expects that its expenditures for sales, marketing and technical and medical product support, plus the cost of performing Abbott's obligations under clauses (i) and (iii) of paragraph (a) of Article 7, will be not less than $6,000,000 if the marketing studies indicate that the annual sales potential of the Product is $40,000,000 or greater.

       2. Licensor intends to produce a Product package insert that will promote the use of the Product for Normothermic Use upon data collected from the Phase III Trial, working with the appropriate governmental regulatory agencies and within the appropriate boundaries of safety and efficacy.

       3. Licensor will analyze and compile data from the Phase III Trial for Abbott's use in preparing and producing brochures, presentations and promotional literature encouraging appropriate utilization of the Product.

       4. Licensor intends, as finances permit, to support and encourage the presentation and publication of clinical findings at scientific and medical conferences and in scientific and medical journals.

       5. Licensor intends, as finances permit, to engage in public relations activities such as interviews, conferences, symposia, and the preparation, publication and distribution of written and videotaped materials for the purpose of educating the general public about the beneficial uses of the Product.

       6. To the extent that it has sufficient finances for the purpose, Licensor will conduct pre-clinical, and after appropriate FDA approval, clinical studies, involving other Normothermic Uses of the Product intended to expand the markets for Normothermic Use of the Product, and involving Total Body Washout.


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